UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  January 3, 2006
                                                  ---------------

                                 NVE Corporation
                                 ---------------
             (Exact name of registrant as specified in its charter)

         Minnesota                     000-12196                 41-1424202
-------------------------------------------------------------------------------
(State or other jurisdiction          (Commission             (IRS Employer
      of incorporation)               File Number)          Identification No.)


11409 Valley View Road, Eden Prairie, Minnesota                        55344
-------------------------------------------------------------------------------
    (Address of principal executive offices)                         (Zip Code)

Issuer's telephone number, including area code  (952) 829-9217
                                                --------------


        -------------------------------------------------------------
        (Former name or former address, if changed since last report)

                                 ---------------

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (1 7 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

St. Jude Supplier Partnering Agreement

On January 3, 2006 we entered into a Supplier Partnering Agreement (the "Agreement") by and between Pacesetter, Inc., a St. Jude Medical Company, d.b.a. St. Jude Medical Cardiac Rhythm Management Division ("St. Jude"), and us. Under the Agreement, we will supply spintronic sensors intended for use in medical devices to St. Jude.

The Agreement is effective as of January 1, 2006 and has a term of two years. It defines pricing for our sensors, establishes purchase forecasts and inventory requirements, and specifies certain other terms and conditions.

The Agreement is attached as Exhibit 10 and incorporated herein by reference.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            NVE CORPORATION
                                             (Registrant)


Date  January 4, 2006                     /s/ Daniel A. Baker
                                          -------------------
                                          By: Daniel A. Baker
                                          President and Chief Executive Officer

                                 INDEX TO EXHIBITS


   Exhibit                           Description
   -------                           -----------
     10 Supplier Partnering Agreement by and between Pacesetter, Inc., a St. Jude Medical Company, d.b.a. St. Jude Medical Cardiac Rhythm Management Division, and the company. Confidential treatment has been requested with respect to portions of this exhibit, and such confidential portions have been deleted and separately filed with the SEC pursuant to Rule 24b-2 or Rule 406.